EMPLOYMENT AGREEMENT

THIS AGREEMENT made the November 1, 2006.

BETWEEN:

DEANNA EMBURY, a businesswoman of 1721-938 Smithe Street, Vancouver, BC, V6Z 3H8

(the "Employee")

AND:

KORE NUTRITION., a Nevada Company (Incorporation No E0758882006-9), having an office at 200-736 Granville St. Vancouver BC V6Z 1G3

("Kore")

WHEREAS:

A. Kore Nutrition Inc (Kore) desires to engage the services of the Employee to perform services for Kore to oversee the Research & Product Development as more particularly described below, and the Employee agrees to the provision of such services on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements herein set forth and contained, the parties agree as follows:

1. Interpretation

1.1 For purposes of this Agreement, except as otherwise expressly provided:

(a) Headings – the headings in this Agreement have been inserted for reference only and are not intended to be used in the interpretation of this Agreement; and

(b) Non-Limiting—the singular of any term includes the plural, and vice versa; the use of any term referable to a particular gender is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import is used with reference thereto).

2. Term of Agreement

2.1 The term of this Agreement will be for a period of two years commencing on the date of this Agreement and ending on October 31, 2008 , unless within 60 days prior to date of termination, the parties agree to extend the term hereof.

3. Employee Services

3.1 Kore will retain the Employee to provide the services described in subsection 3.2 on the terms and subject to the conditions set out in this Agreement.

3.2 The Employee will provide to Kore supervision and management of company operations during the term of this Agreement. Without limiting the generality of the foregoing, the Employee will as part of such Services oversee:

(a) Market Research;
(b) Product research and development
(c) Fundraising
(d) Marketing
(e) General Business Operations

4. Compensation

4.1 The Employee will receive from Kore for the performance of the services rendered to TSG under the terms of this Agreement, compensation on the following basis:

(a) CAD$50,000 cash per annum;
(b) Shares in lieu of any cash amount earned per clause 4.1 (a), above, and subsequently deferred.

4.2 Each payment for services will be made to the Employee by way of cheque or bank draft, made payable to the Employee.

4.3 In the event that the Employee elects to defer some or all of the compensation due to the Employee, a share issuance(s) will be mutually agreed upon by both parties and made in lieu of the deferred amount.

4.4 Kore will reimburse the Employee for reasonable out-of-pocket expenses approved by Kore, in advance, including:

(a) automobile allowance: $0.35 per kilometer; and

(b) telephone expenses: per use

as incurred by the Employee under the terms of this Agreement in connection with providing Transition Services.

4.5 The Employee will submit to Kore itemized statements of expenses and accompanying valid receipts for expenses incurred during any particular month by the fifth day of the next succeeding month. The amount to be reimbursed will be paid by Kore to the Employee by the 15th day of the latter month.

5. Termination

5.1 Kore may terminate this Agreement:

(a) if the Employee otherwise fails to comply with any of the terms, covenants and agreements on the part of the Employee to be observed and performed as herein set out and such failure continues for 30 days after receipt by the Employee of a notice in writing from Kore specifying the failure.

6.0 General

6.1 Severability - If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination will not impair or affect the validity, legality or enforceability of the remaining provisions of the Agreement.

6.2 Entire Agreement - This Agreement constitutes and expresses the whole agreement of the parties with reference to the engagement of the Employee by Kore.

6.3 Governing Law - This Agreement will be governed by and interpreted in accordance with the law of the province of British Columbia, and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia.

6.4 Notices - Any notice to be given under this Agreement will be duly and properly given if in writing and if delivered in person or, if delivered, by facsimile transmission, addressed as follows:

(a) to the Employee:

701-1136 Pacific St., Vancouver BC, V6E 1T4
facsimile number:

(b) to Kore:

200-736 Granville St., Vancouver BC V6Z 1G3
facsimile number: 604-685-5829

or at any other address that any party may from time to time designate by notice in writing to the other party. Any notice will be deemed to be received if delivered in

person, when delivered and if delivered by facsimile transmission, on the first business day following such transmission.

10.6 Further Assurances - The parties will execute such further agreements or instructions and will do such further things as may be required to give effect to this Agreement.

10.7 Binding Effect - This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators, legal personal representatives and permitted assigns of the parties.

10.8 Assignment - This Agreement may not be assigned by any party without the consent of the other party.

10.9 Time of the Essence - Time will be of the essence of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

Kore Nutrition Inc.

Per: ______________________
Authorized Signatory

SIGNED, SEALED AND DELIVERED by DEANNA EMBURY in the presence of:

Marina Gatt
Signature

MARINA GATT
Print Name

Address:
5360 VENABLES ST
BURNABY, BC

CS MANAGER
Occupation

____
DEANNA EMBURY